As filed with the Securities and Exchange Commission on April 7,
1995

                                        Registration No. 33-57517

              SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                        Amendment No. 1
                               to
                           FORM S-3
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        AMERICREDIT CORP.
         (Exact name of registrant as specified in its charter)

               Texas                            75-2291093
(State or other jurisdiction of     (I.R.S. Employer
incorporation or organization)              Identification No.

200 Bailey Avenue, Fort Worth, Texas 76107      (817) 332-7000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

           Texas                          75-2291093
(State or other jurisdiction of        (I.R.S. Employer
 incorporation or organization)        Identification No.)

200 Bailey Avenue, Fort Worth, Texas  76107     (817) 332-7000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


   Chris A. Choate                           Copy to:
   General Counsel
   AmeriCredit Corp.                      L. Steven Leshin
    200 Bailey Ave.                     Jenkens & Gilchrist, a
 Fort Worth, Texas 76107             Professional Corporation
    (817) 332-7000                  1445 Ross Avenue, Suite 3200
(Name, address, including
  zip code, and telephone
number, including area code,
  of agent for service)

     Approximate date of commencement of proposed sale to the public: As soon as possible after the Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule

415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                           Subject to Completion
                       Preliminary Prospectus Dated April 7, 1995

             500,000 Shares of Common Stock Issuable upon
          Exercise of Marketing Representative Stock Options
                               and the
           Issuance of the Related Marketing Representative
                           Stock Options

                          AmeriCredit Corp.
                            ____________

     AmeriCredit Corp., a Texas corporation (the "Company"), desires to provide an incentive to its marketing representatives and consultants to promote the Company's financial services to automobile dealerships and other entities through the grant by the Company of nonqualified stock options to such marketing
representatives and consultants.    Such grants will be made from
time to time in the discretion of the Plan Administrator to reward the performance of and provide incentive for the marketing representatives and consultants. On October 12, 1994, the Company's Board of Directors adopted the Marketing Representative Stock Option Plan of AmeriCredit Corp. (the "Plan") to provide for such grants.

     This prospectus relates to the 500,000 shares (the "Shares") of common stock, $0.01 par value per share ("Common Stock"), of the Company, that will be issued upon exercise of nonqualified stock options ("Marketing Representative Stock Options") to be granted under the Plan to the Company's marketing representatives and consultants, which include both employees and independent contractors, who promote the Company's financial services to automobile dealerships and other entities, such as banks or other financial institutions that refer business to the Company. This prospectus also relates to the 500,000 Marketing Representative Stock Options to be granted under the Plan.

       Each Marketing Representative Stock Option will have an exercise price equal to the fair market value of a share of Common Stock on the option's date of grant and will expire no later than the tenth anniversary of such date of grant. Marketing Representative Stock Options may not be transferred, assigned or hypothecated and any attempt to transfer, assign or hypothecate a Marketing Representative Stock Option shall cause such Marketing Representative Stock Option to become null and void.

     Generally, the shares of Common Stock received upon the exercise of Marketing Representative Stock Options may be resold under the Securities Act of 1933, as amended (the "Securities Act"), without limitation as to either the quantity sold or the period during which such stock was held, provided such shares are acquired upon exercise of a Marketing Representative Stock Option while the registration statement of which this prospectus is a part remains effective under the Securities Act.

     The grant of a Marketing Representative Stock Option to a marketing representative will not be taxable to such person.
Upon the exercise of a Marketing Representative Stock Option, the marketing representative will recognize ordinary compensation income at the time of the exercise in an amount equal to the excess of the then fair market value of the shares of Common Stock received over the exercise price.

     The Common Stock is traded on the New York Stock Exchange under the symbol ACF. On April 4, 1995, the last reported sale price of the Common Stock as reported by the New York Stock
Exchange was $8.25 per share.



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       The date of this prospectus is ________ __, 1995.

                    AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such documents can be inspected and copied at the public reference facilities of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; and at certain of its regional offices located at the Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60601; and 7 World Trade Center, New York, New York 10048.
Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information can also be inspected at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     Additional information regarding the Company and the stock options and common stock offered hereby is contained in the Registration Statement on Form S-3 (which includes this prospectus) and the exhibits relating thereto, filed with the Commission under the Securities Act.

             INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by the Company with the Commission are incorporated in and made a part of this prospectus:

          (i) The Company's Annual Report on Form 10-K for the year ended June 30, 1994;

          (ii) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994;

          (iii) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1994; and

          (iv) The Company's Registration Statement on Form 8-A, dated October 4, 1989.

     Any statement contained in any of the aforesaid documents shall be deemed to be modified or superseded for all purposes to the extent a statement in this prospectus or in any subsequently filed document incorporated by reference herein modifies, supersedes or replaces such statement.

     All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to termination of this offering shall be deemed to be incorporated in and made a part of this prospectus.

     The Company will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copy or copies should be directed to the Company's Secretary and General Counsel, 200 Bailey Avenue, Fort Worth, Texas 76107; telephone
(817) 332-7000.

                         THE COMPANY

     Since July 1992, the Company has been engaged in the indirect consumer finance business through its wholly owned subsidiary, AmeriCredit Financial Services, Inc. ("AFSI"). Through AFSI's branch offices, the Company serves as a source for franchised and independent automobile dealerships to finance
their customers' purchases of automobiles.   AFSI also utilizes
marketing representatives and consultants, which may either be employees of AFSI or independent contractors, to market the Company's services to automobile dealerships and other entities, such as banks and financial institutions, that may refer business to the Company. The Company targets customers who are typically unable to obtain financing from traditional sources. Consumer finance contracts originated by automobile dealerships, which conform to the Company's credit policies, are purchased by the Company ("Contracts"), generally for a nonrefundable acquisition fee and without recourse against the automobile dealership. Contracts typically range in amount from $6,000 to $12,000 with repayment terms usually ranging from 24 to 60 months. The Company services its consumer loan portfolio at a centralized facility using its automated servicing and collection system.

     The Company was incorporated in Texas on May 18, 1988 and succeeded to the business, assets and liabilities of a predecessor corporation formed under the laws of Texas on August 1, 1986.

     As used herein, the term "Company" refers to the Company, its wholly owned subsidiaries and its predecessor corporation. The Company's principal executive offices are located at 200 Bailey Avenue, Fort Worth, Texas 76107 and its telephone number is (817) 332-7000.

                           THE PLAN

General

      In addition to the Company's network of branch offices, the Company utilizes marketing representatives to promote its financial services to automobile dealerships and to solicit such dealerships to refer Contracts to the Company for purchase. The Company also uses consultants to market its services to banks and other financial institutions who may refer business, such as declined credit applications, to the Company for review and possible approval. Such marketing representatives and consultants, who are typically compensated based on the number of Contracts purchased by the Company from automobile dealerships or other entities serviced by the representative, may either be employees of the Company or non-employee independent contractors engaged by the Company to provide services within one or more geographic regions.

     The Company desires to provide an additional incentive to its marketing representatives and consultants through the grant of nonqualified stock options to such representatives and consultants. Such grants will be made from time to time in the discretion of the Plan Administrator, both to reward and provide incentive for existing marketing representatives and consultants and also to entice new representatives and consultants to commence providing services to the Company. The Company believes that by providing marketing representatives and consultants an opportunity to participate in the possible success and growth of the Company through the ownership of Marketing Representative Stock Options, the representatives and consultants will possibly have an added incentive to solicit Contracts for purchase by the Company. Further, the representatives' interests will, by virtue of the ownership of the Marketing Representative Stock Options, be more closely aligned with the interests of the Company and its shareholders. However, because the Marketing Representative Stock Options will have an exercise price equal to the fair market value of a share of Common Stock on the date of grant, there can be no assurances that the holders of Marketing Representative Stock Options will realize any benefits from the ownership of the Marketing Representative Stock Options.

     The statements in this prospectus concerning the terms and provisions of the Plan are summaries and do not purport to be complete. All such statements are qualified in their entirety by reference to the full text of the documents filed as exhibits to the registration statement of which this prospectus is a part. Additional updating and other information with respect to the Plan and the Marketing Representative Stock Options and Shares offered thereunder may be provided in the future to holders of Marketing Representative Stock Options.

     The Plan is not a qualified deferred compensation plan under section 401(a) of the Internal Revenue Code of 1986, as amended
(the "Code"), and is exempt from the provisions of the Employee
Retirement Income Security Act of 1974, as amended.

     Participants under the Plan may obtain additional information regarding the Plan and its administration from the Company's Secretary and General Counsel, 200 Bailey Avenue, Fort
Worth, Texas 76107. The Secretary and General Counsel may also be reached by phone at (817) 332-7000.

Purpose of the Plan

     The purpose of the Plan is to provide an additional incentive to marketing representatives and consultants to solicit Contracts for purchase by the Company and to otherwise promote the Company as a source for automobile dealerships to finance their customers' purchases of automobiles. In furtherance of this purpose, the Plan authorizes the granting of Marketing Representative Stock Options to marketing representatives and consultants in the discretion of the Plan Administrator. The Marketing Representative Stock Option Committee of the Company or an officer or officers of the Company or a Subsidiary of the Company designated by such committee will administer the Plan and serve as Plan Administrator.

Eligibility

     Any person serving as a marketing representative or as a consultant for the Company, including employees of the Company and non-employee independent contractors engaged by the Company to provide marketing services within one or more geographic regions, is eligible for the grant of Marketing Representative
Stock Options.   Directors, officers and  employees of the
Company, other than employees who are marketing representatives, are not eligible for participation in the Plan. The Plan Administrator shall have discretion to designate marketing representatives for participation in the Plan.

Administration

     The Marketing Representative Stock Option Committee of the Company or an officer or officers of the Company or a subsidiary of the Company designated by such Committee shall administer the Plan (herein the term "Plan Administrator" shall refer to whoever is administering the Plan at any given time). The Plan Administrator, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The determinations and the interpretation and construction of any provision of the Plan by the Plan Administrator are final, binding and conclusive.

Grant of Marketing Representative Stock Options

     The Plan Administrator shall have sole and absolute discretion to determine the number of shares covered by each grant of a Marketing Representative Stock Option, the duration that the option shall be exercisable, and the terms and conditions upon which Marketing Representative Stock Options shall be exercisable, including, but not limited to, the dates upon which an option shall become exercisable, subject to the applicable provisions of the Plan. There are no criteria for, or restrictions regarding, the determination of the Plan Administrator to make grants of Marketing Representative Stock Options.


Type of Stock Option

     Marketing Representative Stock Options shall be nonqualified stock options and will not be entitled to the tax treatment of incentive stock options as defined in Section 422 of the Code.

Option Agreements

     Each Marketing Representative Stock Option shall be evidenced by an agreement (an "Option Agreement") that shall contain such terms as determined by the Plan Administrator and that are not inconsistent with the Plan or applicable law. The form of Option Agreement is contained as an exhibit in the Registration Statement on Form S-3 (which includes this prospectus) filed with the Commission under the Securities Act.

Exercise Price

     The exercise price per share of Common Stock of any Marketing Representative Stock Option shall be the fair market value per share of Common Stock on the date of grant of such Marketing Representative Stock Option. As defined in the Plan, the fair market value of a Share of Common Stock on the date of grant, provided the Common Stock continues to trade on the New York Stock Exchange, is the closing sales price on the business day immediately prior to the date of grant.

Exercise of Marketing Representative Stock Options and Payment

     A Marketing Representative Stock Option may be exercised by written notice to the Company. Such written notice shall be in accordance with the terms of the Option Agreement evidencing the Marketing Representative Stock Option, and must be accompanied by payment of the full exercise price for the Shares the holder of the Marketing Representative Stock Option (an "Optionee") chooses to exercise. The exercise price for any Shares purchased shall be paid solely in cash, by certified or cashier's check or by money order. The Plan Administrator, in its sole discretion, may accept a personal check in full or partial payment of any Shares.

     In order to assure compliance with the securities laws, during any time that the registration statement of which this prospectus is a part is not effective, the Plan Administrator may require such evidence as it may deem necessary to establish that the shares of Common Stock are being purchased for investment and not with a view to, or for sale in connection with, a distribution (as that term is defined under the Securities Act). If this prospectus is not then part of an effective registration statement, the Plan Administrator may further require legends on the certificates representing the Shares.

     As a condition to the transfer of a certificate representing Shares, the Plan Administrator may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of the Plan or any law or regulation.

Termination or Cancellation of Dealership Stock Option

     The unexercised portion of a Marketing Representative Stock
Option shall terminate at such times and upon such conditions as the Plan Administrator shall provide in an Option Agreement.

     In anticipation of certain major corporate events, such as, among other things, certain changes in control, mergers or sales of substantially all of the assets of the Company (a "Cancellation Event"), the Plan Administrator may, after thirty days' written notice to an Optionee (the "Cancellation Notice"), cancel any portion of a Marketing Representative Stock Option that remains unexercised upon the consummation of such Cancellation Event. If the Cancellation Event is not consummated, the Cancellation Notice relating to such Cancellation Event shall be of no effect. An Optionee, in any event, will have the opportunity to exercise the unexercised portion of the Optionee's Marketing Representative Stock Options prior to such Cancellation Event.

Transferability

     Marketing Representative Stock Options may not be transferred, assigned or hypothecated after their grant and any attempt to transfer, assign or hypothecate a Marketing
Representative Stock Option shall cause such Marketing
Representative Stock Option to become null and void.  Marketing
Representative Stock Options may be exercised solely by the Optionee.

Reserve of Common Stock

     Shares of Common Stock to be issued upon the exercise of Marketing Representative Stock Options may be either shares held in the Company's treasury or from authorized but unissued shares. If any Marketing Representative Stock Option, or any part of such Marketing Representative Stock Option, expires, terminates or is canceled or surrendered as to any Shares, for any reason without having been exercised in full, the Shares allocable to the unexercised portion of such Marketing Representative Stock Option may again be subject to the grant of Marketing Representative Stock Options under the Plan.

Term of the Plan

     The Plan became effective on October 12, 1994 (the
"Effective Date"), the date of the Plan's adoption by the Company's Board of Directors. The Plan is to continue in effect until the tenth anniversary of the Effective Date unless sooner terminated by the Company.

Adjustments

     In the event of any stock dividend, stock split-up, combination or exchange of shares of Common Stock, appropriate adjustments shall be made to (i) the number of shares reserved under the Plan; (ii) the number of shares subject to each outstanding Marketing Representative Stock Option; (iii) the exercise price of each outstanding Marketing Representative Stock Option and (iv) the number of shares subject to subsequently granted Marketing Representative Stock Options. No adjustment shall be made upon the issuance of shares of the Company's capital stock or securities convertible into the Company's capital stock, either in connection with a direct sale or upon the exercise of rights or to subscribe therefor, or upon the conversion of shares or obligations of the Company convertible into such shares or other securities.

Amendment

     The Company's Board of Directors may amend, modify or terminate the Plan and any outstanding Marketing Representative Stock Option at any time and in any respect. Except with regard to the cancellation of a Marketing Representative Stock Option upon the consummation of a Cancellation Event where the Optionee's consent is not required, the Board of Directors may not amend, modify or terminate an outstanding Marketing Representative Stock Option without the Optionee's consent if such amendment, modification or termination materially impairs such outstanding Marketing Representative Stock Option.

Proceeds

     The proceeds received by the Company from the sale of Shares will be used for general corporate purposes.

Listing

     The Company has applied for a listing of the Shares on the New York Stock Exchange, subject to official notice of issuance.


               FEDERAL INCOME TAX CONSEQUENCES

General

     The federal tax information set forth below is based upon present federal income tax laws and thus is subject to change when such laws change. Moreover, this summary of tax consequences, which is not based upon an opinion of legal counsel, attempts to paraphrase only the general rules and is not intended to be a complete description of all tax effects from participation in the Plan.

Grant of Marketing Representative Stock Options

     The grant of a Marketing Representative Stock Option will not be taxable to the recipient Optionee.

Exercise of Option

     Generally, upon the exercise of a Marketing Representative Stock Option, an Optionee will recognize ordinary compensation income at the time of the exercise in an amount equal to the excess of the then fair market value of the shares of Common Stock received over the exercise price. If the Optionee is an employee of the Company, the amount of such ordinary compensation income may be subject to withholding for federal and state income tax purposes. If the Optionee is not an employee of the Company, there will be no withholding with respect to such amount.

Sale of Shares After Exercise

     When shares of Common Stock received upon the exercise of a Marketing Representative Stock Option are subsequently sold or exchanged in a taxable transaction, the Optionee generally will recognize capital gain (or loss) in the amount by which the amount realized exceeds (or is less than) the fair market value of the Common Stock on the date the Marketing Representative Stock Option was exercised. Such capital gain or loss will be long-term or short-term depending upon the Optionee's holding period following the exercise of the Marketing Representative Stock Option.

Tax Consequences to the Company

     The Company will not be entitled to a deduction for federal income tax purposes for the granting of any Marketing Representative Stock Option. The Company will generally be entitled to a deduction for federal income tax purposes when an Optionee exercises a Marketing Representative Stock Option in the same amount as the ordinary income realized by the Optionee. All such deductions are subject to the usual rules regarding the reasonableness of compensation.

Individual Tax Consultation

     In addition to the federal income tax consequences described above, the acquisition, ownership or disposition of a Marketing Representative Stock Option or shares acquired upon the exercise of a Marketing Representative Stock Option may have tax consequences under various state or foreign laws that may be applicable to certain Optionees. Since these tax consequences, as well as the federal income tax consequences described above, may vary from Optionee to Optionee depending upon the particular facts and circumstances involved, each Optionee should consult its own tax advisor with respect to the federal income tax consequences of the grant or exercise of a Marketing Representative Stock Option, and also with respect to any tax consequences under applicable state or foreign law.


                      RESTRICTIONS ON RESALE

     Shares of Common Stock acquired upon exercise of Marketing Representative Stock Options may be sold only in compliance with the registration requirements of the Securities Act and applicable state securities laws or exemptions therefrom. The Company has filed with the Commission a Registration Statement on Form S-3 registering under the Securities Act the issuance of the Marketing Representative Stock Options and the sale of the Shares issuable upon the exercise of Marketing Representative Stock Options (the "Registration Statement"). Consequently, under the federal securities laws, persons not deemed to be affiliates of the Company within the meaning of the Securities Act and applicable regulations promulgated thereunder by the Commission may exercise Marketing Representative Stock Options and resell Shares under the Securities Act without limitation as to either the quantity sold or the period during which such stock was held, provided such Shares are acquired upon exercise of a Marketing Representative Stock Option while the Registration Statement under the Securities Act covering the issuance of such Shares is in effect.

     Persons who are "affiliates" of the Company may resell
Shares under the Securities Act only (i) in accordance with the provisions of Rule 144 of the Securities Act promulgated by the

Commission (exclusive of the two-year holding period if such Shares are acquired upon exercise of a Marketing Representative Stock Option while the Registration Statement covering the issuance of such Shares is in effect) or some other exemption from registration under the Securities Act, or (ii) pursuant to an applicable, current and effective registration statement under the Securities Act, including Form S-1 or Form S-3, but not including a registration statement on Form S-8. As of the date of this prospectus, there is no registration statement that registers sales of Shares by affiliates of the Company.

     An affiliate of the Company, as defined in Rule 405 promulgated by the Commission, is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Company. The determination of whether a person is an affiliate of the Company is primarily a factual one based upon whether he possesses, directly or indirectly, individually or in concert with others, the power to direct or cause the direction of the management or policies of the Company, whether through the ownership of voting stock, by executive position, by membership on the Company's Board of Directors, by contract or otherwise. Therefore, each Optionee should consult its legal counsel concerning whether it is an affiliate of the Company and the attendant restrictions on the resale of Shares under the Securities Act.

                       LEGAL MATTERS

     The validity of Marketing Representative Stock Options and the Shares will be passed upon for the Company by Jenkens &
Gilchrist, a Professional Corporation, Dallas, Texas.

                           EXPERTS


     The consolidated balance sheets as of June 30, 1994 and 1993 and the consolidated statements of operations and cash flows for each of the three years in the period ended June 30, 1994, incorporated by reference in this prospectus, have been incorporated herein in reliance on the report of Coopers &
Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

No person has been authorized to give any information or to make any representations other than those contained in this prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any such securities other than the registered securities to which it relates. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

                     TABLE OF CONTENTS

                                                                       Page


Available Information. . . . . . . . . . . . . . . . . . . . . . . .      2
Incorporation of Certain
  Documents by Reference . . . . . . . . . . . . . . . . . . . . . .      2
The Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
The Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4
Federal Income Tax Consequences. . . . . . . . . . . . . . . . . . .      7
Restrictions on Resale . . . . . . . . . . . . . . . . . . . . . . .      8
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8

          500,000 Shares of Common Stock Issuable upon
           Exercise of Marketing Representative Stock
                            Options
                            and the
         Issuance of the Related Marketing Representative
                         Stock Options


                         AmeriCredit Corp.












                               __________


                               PROSPECTUS

                               __________


















                         ____________ __, 1995

                             PART II

             INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     Expenses payable in connection with the distribution of the securities being registered (estimated except for the registration fee), substantially all of which will be borne by the Company, are as follows:

     Registration fee. . . . . . . . . . . . . . . . . . . . . . . $  1,059
     Legal fees and expenses . . . . . . . . . . . . . . . . . . . . .2,500
     Accounting fees and expenses  . . . . . . . . . . . . . . . . .  1,000
     Stock exchange listing fee. . . . . . . . . . . . . . . . . . .  1,500
     Blue sky fees and expenses. . . . . . . . . . . . . . . . . . .  1,000
     Miscellaneous expenses. . . . . . . . . . . . . . . . . . . . .    500
     Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$ 7,559

Item 15.  Indemnification of Directors and Officers.

     Article 2.02-1 of the Texas Business Corporation Act provides for indemnification of directors and officers in certain circumstances. Reference is also made to Article VIII of the Articles of Incorporation of the Company included herein as
Exhibit 4.1 and Article VIII of the Bylaws of the Company included herein as Exhibit 4.2, each of which provides for broad indemnification of directors and officers.

     Reference is also made to Article IX of the Company's
Articles of Incorporation, contained in Exhibit 4.1 hereto, which eliminates the liabilities of directors to the Company and its shareholders in certain circumstances.

Item 16.  Exhibits

     4.1 Articles of Incorporation of AmeriCredit Corp., as amended to date (incorporated by reference to Exhibits 3.1, 3.2 and 3.3 of the registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1994).

     4.2       Bylaws of the registrant, as amended to date
               (incorporated by reference to Exhibit 3.4 of the registrant's Annual Report on Form 10-K for the year ended June 30, 1994).

     4.3*      Marketing Representative Stock Option Plan of
               AmeriCredit Corp.

     4.4* *-   Form of Marketing Representative Stock Option
               Agreement under the Marketing Representative Stock
               Option Plan of AmeriCredit Corp.

     5.1*      Opinion of Jenkens & Gilchrist, a Professional
               Corporation, counsel for the Company, as to the validity of issuance of the Marketing
               Representative Stock Options and the Common Stock.

     23.1*     Consent of Jenkens & Gilchrist, a Professional
               Corporation (to be included in the Opinion in Exhibit 5.1).

     23.2**- Consent of Coopers & Lybrand L.L.P. (included in this Part II).

     24.1* Power of Attorney of certain officers and directors (included on the signature page hereto).

_______
*       Previously filed.
**      Filed herewith.

Item 17.  Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by section
     10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement (No. 33-57517) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on April 5, 1995.


                                   AMERICREDIT CORP.


                                   By:  ____________________
                                        Chris A. Choate, Vice
                                        President, General
                                        Counsel and Secretary

                     POWER OF ATTORNEY


          Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                Capacity                 Date

Clifton H. Morris, Jr.*  Chairman of the Board,    April 5, 1995
(Clifton H. Morris, Jr.) President and Chief
                         Executive Officer of
                         the Company


Daniel E. Berce*         Vice President,           April 5, 1995
(Daniel E. Berce)        Chief Financial Officer,
                         Treasurer and Director
                         of the Company (Principal
                         Financial and Accounting
                         Officer)

Michael R. Barrington*   Vice President and        April 5, 1995
(Michael R. Barrington)  Director of the Company

James H. Greer*          Director of the Company   April 5, 1995
(James H. Greer)

Gerald W. Haddock*       Director of the Company   April 5, 1995
(Gerald W. Haddock)

Kenneth H. Jones, Jr.*   Director of the Company   April 5, 1995
(Kenneth H. Jones, Jr.)

*By: /s/ Chris A. Choate
     Chris A. Choate
     Agent and Attorney-in-Fact

           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




     We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated August 9, 1994, on our audits of the consolidated financial statements and the financial statement schedules of AmeriCredit Corp. as of June 30, 1994 and 1993, and for the years ended June 30, 1994, 1993 and 1992. We also consent to the reference to our firm under the caption "Experts."


COOPERS & LYBRAND, L.L.P.

Fort Worth, Texas,
April 5, 1995

                         EXHIBIT INDEX

Exhibit Number         Document Description         Sequentially
                                                      Numbered
                                                        Page

4.1  -    Articles of Incorporation of AmeriCredit Corp., as
          amended to date (incorporated by reference to Exhibits 3.1, 3.2 and 3.3 of the registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1994).

4.2  -    Bylaws of the registrant, as amended to date (incorporated by reference to Exhibit 3.4 of the registrant's Annual
          Report on Form 10-K for the year ended June 30, 1994).

4.3* -    Marketing Representative Stock Option Plan of AmeriCredit
          Corp.

4.4**- Form of Marketing Representative Stock Option Agreement under the Marketing Representative Stock Option Plan of
          AmeriCredit Corp.

5.1*  -   Opinion of Jenkens & Gilchrist, a Professional Corporation,
          counsel for the Company, as to the validity of issuance of the Marketing Representative Stock Options and the Common Stock.

23.1* - Consent of Jenkens & Gilchrist, a Professional Corporation (to be included in the Opinion in Exhibit 5.1).

23.2**-   Consent of Coopers & Lybrand, L.L.P. (included in this
          Part II).

24.1* -   Power of Attorney of certain officers and directors
          (included on the signature page hereto).



______________
 *   Previously filed.
**   Filed herewith.

                          Exhibit 4.3
                          Exhibit 4.4
                          Exhibit 5.1